EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Hanmi Financial Corporation:
We consent to the incorporation by reference in the registration statements (Nos. 333-118733 and 333-117753) on Form S-3 and the registration statements (Nos. 333-122482 and 333-115753) on Form S-8 of Hanmi Financial Corporation of our reports dated March 1, 2007, with respect to the consolidated statements of financial condition of Hanmi Financial Corporation and subsidiary as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2006, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of Hanmi Financial Corporation.
/s/ KPMG LLP
Los Angeles, California
March 1, 2007